QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12881 (Commission File Number)	75-2085454 (IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas 75248
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On August 18, 2004 Lone Star Technologies, Inc. ("Lone Star") learned that the Minnesota Supreme Court would not review the decision of the Minnesota Court of Appeals affirming a judgment of the trial court against Lone Star in a lawsuit by Cargill, Incorporated ("Cargill") related to an uncompleted acquisition in 2001 of the assets of the Tubular Products Division of North Star Steel Company, a wholly-owned subsidiary of Cargill.

        Lone Star had a reserve of $34.7 million as of June 30, 2004 for the $32 million judgment in favor of Cargill and $2.7 million in accrued interest relating to the judgment.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.
By:	/s/ CHARLES J. KESZLER Charles J. Keszler, Vice President and Chief Financial Officer

Date: August 18, 2004

QuickLinks

  Item 5. Other Events
SIGNATURE